UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 18, 2002

                   INTERCHANGE FINANCIAL SERVICES CORPORATION
________________________________________________________________________________
             (Exact name of registrant as specified in its charter)




      New Jersey                    001-10518                     22-2553159
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(State or other Jurisdiction   (Commission File Number)       (I.R.S. Employer
         of  Incorporation)                               Identification Number)




                             Park 80 West Plaza Two
                             Saddle Brook, NJ 07662
________________________________________________________________________________

                    (Address of principal executive offices)



                                 (201) 703-2265
________________________________________________________________________________
              (Registrant's telephone number, including area code)



                                 Not Applicable

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          (Former name or former address, if changed since last report)



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

 Item 5.  Other Events.

     On November 18, 2002, Interchange Financial Services Corporation, Saddle Brook, New Jersey ("Interchange"), the holding company for Interchange Bank, entered into an Agreement and Plan of Merger with Bridge View Bancorp, Englewood Cliffs, New Jersey ("Bridge View"), providing for the merger of Bridge View with and into Interchange. As a result of the merger, Interchange will exchange 2,949,719 shares of its common stock and cash in the amount of $33,528,472 for 100% of the outstanding shares of Bridge View.

     Consummation of the merger is subject to the satisfaction of various conditions, including, but not limited to, approval of the issuance of the shares of Interchange common stock in the merger by the shareholders of Interchange, the approval of the merger and the Agreement and Plan of Merger by the shareholders of Bridge View, and the receipt of all requisite governmental and regulatory approvals.

     Additional information regarding the merger is set forth in the joint Press Release of Interchange and Bridge View and the Agreement and Plan of Merger, copies of which are filed with this Report and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

     (c) Exhibits.

         The following exhibits are furnished in accordance with Item 601 of Regulation S-K:

         Exhibit No.            Description
         ------------            -----------

         Exhibit 2.1 Agreement and Plan of Merger, dated November 18, 2002, by and between Interchange Financial Services Corporation and Bridge View Bancorp.

         Exhibit 99.1      Press Release, dated November 18, 2002.

                                                     SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Interchange Financial Services Corporation
                                      (Registrant)


Date: November 26, 2002               By: /s/ Anthony J. Labozzetta
                                      __________________________________________
                                      Name:    Anthony J. Labozzetta
                                      Title:   Executive Vice President and CFO